                                                               Exhibit 10.34.2

                                 THIRD AMENDMENT
                        CONTRACT MANUFACTURING AGREEMENT

THIS AMENDMENT NUMBER 3 dated as of December 8, 2003 (the "3rd Amendment") is made by and between The Dow Chemical Company, a Delaware corporation ("Dow") and Genzyme Corporation, a Massachusetts corporation ("Genzyme"). The parties wish to amend the Contract Manufacturing Agreement they entered into effective September 4, 2001 ("Agreement") as hereafter set forth. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Agreement.

                                    RECITALS

WHEREAS, Dow and Genzyme have previously entered into the Agreement and subsequent Amendment One to this agreement, whereby Dow, in connection with its obligation to manufacture and supply Product to Genzyme, presently maintains an annual Product manufacturing capacity level at the Dow Facility of [**] and Genzyme has committed to purchase a minimum of [**];

WHEREAS, Genzyme under Amendment Two to this agreement increased its purchase commitment to a minimum of [**] and Dow was willing to supply this additional quantity.

WHEREAS, Genzyme and Dow hereby acknowledge that pursuant to Section 3.1, at a minimum, the Agreement shall extend for an additional [**],

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, Dow and Genzyme hereby agree as follows:

  1. Genzyme commits to purchase a minimum of [**] and Dow agrees to supply this volume.

  2. The purchase price will be now calculated as follows:

     [**]

  3. Genzyme may request additional volumes in this period should they so desire. Dow plans to hold minimum finished product inventory during 2004. Thus such additional volumes and delivery dates are to be committed by Genzyme before [**].

     - For all such additional quantities ordered for delivery in 2004, the price will be:

          [**]

     - In the event that Genzyme requests further additional quantities during 2004 after [**], a three-month lead time will be required to restart the plant. Plant ramp up


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

          rate and capacity will influence the rate that additional material can be made and delivered.

     - In the event Genzyme requires the further additional product in a time frame sooner than 3 months then Dow shall make reasonable commercial efforts to supply these additional volumes sooner than the three months. Genzyme agrees to fund extraordinary start up costs that may be incurred by Dow to meet an accelerated schedule, subject to these costs being agreed by Genzyme before they are expended.

  4. It is the parties intent for Dow to deliver the first [**], Dow would be prepared to store any purchase Product for Genzyme (up to the maximum store capacity) should Genzyme want to delay shipment, without storage charges up to [**], Dow shall invoice Genzyme for any stored Product when the Product is ready for shipment and placed in storage pursuant to the mutual agreement of the parties, and title and risk of loss for Product in storage shall pass to Genzyme on date of the invoice.

This 3rd Amendment is intended to supplement the Agreement and except as explicitly modified by the terms of this 3rd Amendment, the Agreement as previously modified, shall continue in full force and effect. The Agreement as previously modified, and this 3rd Amendment shall constitute the entire agreement between the parties on the subject matter hereof and shall not be amended except as provided in Article 33 of the Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this 3rd Amendment to be executed by their duly authorized representatives effective as of the date set forth above.

     THE DOW CHEMICAL COMPANY

     By:    /s/ George J. Biltz

     Name:  George J. Biltz

     Title: VP C & FC


     GENZYME CORPORATION

     By:    /s/ Henri A. Termeer

     Name:  Henri A. Termeer

     Title: CEO


[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.